EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Xenogen Corporation on Form S-8 of our report dated March 18, 2005, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for goodwill in 2002), appearing in the Annual Report (Form 10-K) of Xenogen Corporation for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 18, 2005